Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Helio Corporation (the “Company”) on Form 10-Q for the quarter ended April 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward Cabrera, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 15, 2026

/s/ Edward Cabrera
Edward Cabrera
Chief Executive Officer
(Principal Executive Officer)